                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                50 SPRING STREET
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 2003


     The Annual Meeting of Stockholders of Bogen Communications International, Inc. will be held at 50 Spring Street, Ramsey, New Jersey 07446 on Thursday, the 8th day of May, 2003, at 11:00am, Eastern Daylight Savings Time, for the following purposes:

          (1) to elect three Class I Directors to the Company's Board of Directors to hold office until the 2005 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

          (2) to ratify the selection of KPMG LLP, independent public accountants, as the auditors of the Company for the 2003 fiscal year; and

          (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 1, 2003, as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Each share of the Company's common stock is entitled to one vote on all matters presented at the Annual Meeting.

     ALL HOLDERS OF THE COMPANY'S COMMON STOCK, WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                           By Order of the Board of Directors


                                           Maureen A. Flotard
                                           Secretary
April 11, 2003

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                50 SPRING STREET
                            RAMSEY, NEW JERSEY 07446

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2003

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of record of Bogen Communications International, Inc. as of April 1, 2003 in connection with the solicitation by the Board of Directors of the Company of proxies for the 2003 Annual Meeting of Stockholders to be held at 50 Spring Street, Ramsey, New Jersey 07446, on Thursday, May 8, 2003 at 11:00am, Eastern Daylight Savings Time, or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement, the accompanying notice and form of proxy and the Company's 2002 Annual Report is April 11, 2003.

     The Board of Directors has fixed the close of business on April 1, 2003, as the record date for the determination of stockholders entitled to notice of this Annual Meeting (the "Record Date"), and only holders of record of the common stock of the Company on that date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 5,216,671 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of Directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked "abstain" will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, with the exception of the election of directors, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

     If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereby at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered by the proxy in person or by another proxy of a later date.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as Directors named below and for the other proposals referred to below.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

VOTING REQUIRED FOR ELECTION OF DIRECTORS

     The election of persons to the Board of Directors will require the affirmative vote of holders of a majority of the shares of the common stock present in person or represented by proxy at the Annual Meeting.

INFORMATION CONCERNING NOMINEES, CURRENT AND CONTINUING DIRECTORS

     The Company's Certificate of Incorporation, as amended, provides for the classification of directors into two classes with each class of directors to be elected annually for two-year terms. At the Annual Meeting, there will be three people elected as a Class I Directors for respective terms expiring in 2005. Of the persons nominated for election as Directors, Kasimir Arciszewski and Jeffrey
E. Schwarz are presently serving as Directors of the Company and David L. DelBrocco has been newly nominated for the position.

     At each annual meeting subsequent to the Annual Meeting, one class of directors will be elected for a two-year term, with Class II Directors to be elected in 2004.

NOMINEES, CURRENT AND CONTINUING DIRECTORS

     Set forth below is certain information with respect to each of the nominees for election to the Board of Directors, as well as each of the other current and continuing directors, including name, age, the period during which such person has served as a director of the Company, such person's principal occupation and employment during the past five years. It is the intention of the persons named in the accompanying form of proxy to vote for all of the nominees listed below.

     Each of the nominees listed below as a nominee has agreed to be named as a nominee for Director in this Proxy Statement and has consented to serve as a director, if elected. The Company expects all nominees to be willing and able to serve. The Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated and who, for any reason, becomes unavailable for election as a Director. If any of the nominees shall become unable to serve, the persons designated in the enclosed form of proxy will vote for the election of such other person or persons as the Board of Directors may recommend.

NOMINEES

     CLASS I DIRECTOR NOMINEE. David L. DelBrocco, age 49, is newly nominated for election to the Board of Directors. Mr. DelBrocco is currently the Managing Principal of DelBrocco & Associates, a Firm of Certified Public Accountants he established in 1990, specializing in auditing and assisting organizations to become more effective, build sound accounting and reporting systems, improve profitability, define strategic and operational objectives, implement operational plans, integrate personal, strategic and operational objectives, and integrate personal, estate, family and business objectives. His business experience includes six years as CFO of Day Companies, Inc. a diversified manufacturing and investment company in Memphis, Tennessee, and nine years of public accounting in Memphis, Tennessee with Deloitte and Touche as a Senior Manager, departing from there to found DelBrocco & Associates. Mr. DelBrocco currently serves on the board of the Wade Fund, Inc. (a regulated investment company), is Secretary of Executive Committee and Board Member of The Leadership Institute of Memphis, Inc., is past Treasurer and Board Member of Memphis Rotary Club, is past Treasurer and Board Member of Memphis Chapter of Tennessee Society of CPAs, is past Chairman of the Memphis Chapter of the March of Dimes, Board Member of Theatre Memphis and Board Member of Memphis Chapter of Habitat for Humanity. Mr. DelBrocco received a B.B.A degree in Accountancy from Memphis State University in 1974 and became a CPA in 1976.

     CURRENT CLASS I DIRECTOR. Kasimir Arciszewski, age 52, is the Co-Founder and Co-Managing Director of Speech Design GmbH ("Speech Design"), a wholly owned subsidiary of the Company, since 1983 and has served as a director of the Company since May 20, 1998. Mr. Arciszewski is responsible for Speech Design's strategic planning, sales and financial activities. Mr. Arciszewski is also the Chief Executive Officer and President and a director of Speech Design International since its formation in September 2001. From 1975 through 1982, Mr. Arciszewski was with the Giesecke & Devrient Group ("G&D"), an international market leader in central bank automation products. From 1979 through 1982, Mr. Arciszewski was responsible for marketing support of G&D's sales to major central banks in Europe. Mr. Arciszewski received his Bachelor of Science in Electronics Engineering in 1975 from the Chalmers University of Technology in Goteborg, Sweden.

     CURRENT CLASS I DIRECTOR. Jeffrey E. Schwarz, age 44, has served as non-executive Co-Chairman of the Board of Directors of the Company since 1997 and is currently a member of the Executive, Compensation and Audit Committees of the Board of Directors. He also serves as a director of Speech Design International since its formation in September 2001. Since July 1992, Mr. Schwarz has been the Chief Executive Officer of Metropolitan Capital Advisors, Inc. ("Metropolitan"), an investment management firm. Mr. Schwarz serves as a director of two private companies that are affiliated with Metropolitan, KJ Advisors Inc. and MCIII, Inc. From 1997 to 1999, Mr. Schwarz served as a Director of e-SIM Ltd. (formerly known as Emultek Ltd.), a Nasdaq traded provider of simulation technology and web-based solutions to the consumer electronics industry. Mr. Schwarz graduated summa cum laude from the University of Pennsylvania's Wharton School, earning his B.S. in Economics in 1980 and his M.B.A. in 1981.

OTHER CLASS I DIRECTORS

     Daniel A. Schwartz has informed the Board of Directors of his intention not to stand for re-election as a member of the Board of Directors. Mr. Schwartz, age 35, has served as a director of the Company from 1997 and is currently a member of the Compensation and Audit Committees of the Board of Directors. Since 1993, Mr. Schwartz has been a director of Research and Managing Director of York Capital Management, L.P. ("York Capital"), an investment limited partnership, and a partner of Dinan Management, L.L.C. ("Dinan Management"), the investment advisory firm to York Capital. From July 1990 to March 1993, Mr. Schwartz was an associate at Morgan Stanley & Co., Inc. spending two years in the Investment Banking Division and subsequently as a member of the Global Equity Department. Mr. Schwartz received a Master of Science in Engineering from Columbia University in 1990 and a Bachelor of Science from Yeshiva University in 1988.

CLASS II DIRECTORS

     Jonathan Guss, age 43, has been the Chief Executive Officer and a director of the Company since 1997 and is currently a member of the Executive Committee of the Board of Directors. Mr. Guss also serves as the Chairman of the Board of Directors of Speech Design International Inc., a wholly-owned subsidiary of the Company ("Speech Design International"), since its formation in September 2001. Since May 1990, Mr. Guss has been a principal and President of Active Management Group, Inc. ("AMG"), a firm that provides turnaround management services. Prior to 1997, Mr. Guss' principal business activity was as Chief Executive Officer of the parent of Ekco/Glaco, an industrial manufacturing and service business. Mr. Guss has been a director of Alliant Techsystems Inc., a publicly-held company and a leading developer of space launch vehicles and defense products ("Alliant"), since August 1994, and serves on Alliant's Executive and Finance Committee and Nominating Committee. From September 1985 until May 1990, Mr. Guss was a consultant at Booz, Allen & Hamilton. Mr. Guss is a 1985 graduate of the Harvard Business School and a 1981 graduate of Reed College.

     Michael P. Fleischer, age 46, has been the President and a director of the Company since 1997 and serves as an alternate to Mr. Guss on the Executive Committee of the Board of Directors. Prior to 1997, Mr. Fleischer's principal business activity was as President of the parent of Ekco/Glaco, an industrial manufacturing and service business. From 1994 to 1995, Mr. Fleischer was a director of Alliant. Since May 1990, Mr. Fleischer has been a principal, the Chief Executive Officer and a director of AMG. Prior to 1990, Mr. Fleischer was a senior consultant with McKinsey & Co. He also served for four years as a Foreign Service Officer and was Staff Assistant to the Undersecretary of State of the United States. Mr. Fleischer is a 1985 graduate of the Harvard Business School and a 1978 graduate of Colgate University.

     Zivi R. Nedivi, age 44, has served as a director of the Company since 1997 and is currently a member and Chair of the Compensation and Audit Committees of the Board of Directors. Since June 22, 1995, Mr. Nedivi has been the President and Chief Executive Officer and a director of Kellstrom. On February 20, 2002, Kellstrom filed a petition seeking protection under the federal bankruptcy laws. Mr. Nedivi was the founder, President and

Chief Executive Officer of Kellstrom's predecessor company, an indirect, wholly owned subsidiary of Rada Electronic Industries Ltd., from its establishment in 1990 until June 1995. A graduate of the Israel Air Force Academy, Mr. Nedivi served in the Israeli Air Force as an F-15 fighter pilot for seven years and held the rank of major.

     Yoav Stern, age 48, has served as a director of the Company since 1995 and non-executive Co-Chairman of the Board of Directors since 1997 and is currently a member of the Executive and Compensation Committees of the Board of Directors. From March to August 1995, Mr. Stern served as Co-Chief Executive Officer and Co-President of the Company. Mr. Stern served as Co-Chairman and Chief Executive Officer of Kellstrom Industries, Inc, a publicly-traded inventory management company in the aviation industry ("Kellstrom"), from its inception in December 1993 until June 1995 and served as Chairman of the Board of Kellstrom from June 1995 until July 2002. On February 20, 2002, Kellstrom filed a petition seeking protection under the federal bankruptcy laws. Mr. Stern is currently a Director and Principal of Kellstrom and a Director of Euro-Trade Bank Limited, located in Tel-Aviv, Israel. From January 1993 to September 1993, Mr. Stern was President and, from January 1992 until May 1995, a director of WordStar International, Inc., which was engaged in research and development and worldwide marketing and distribution of software for business and consumer applications. Mr. Stern served in the Israeli Air Force as a fighter pilot, avionics systems officer, commander of Operational Training Unit and a Deputy Squadron Commander. Mr. Stern earned a Practical Engineering Diploma in advanced mechanics and automation from ORT Technological College, Israel, in 1973, graduated from the Israel Air Force Academy in 1975 and received a B.S. in Mathematics and Computer Science from Tel Aviv University in 1985.

OTHER EXECUTIVE OFFICERS

     Maureen A. Flotard, age 43, has served as the Company's Vice-President-Finance and Chief Financial Officer since April 2000 and has served as the Company's Corporate Controller since January 3, 2000. Ms. Flotard has also served as the Chief Financial Officer, Treasurer and Secretary of Speech Design International since its formation in September 2001. Prior to joining the Company, Ms. Flotard served as Vice President-Business Development at Russ Berrie and Company, Inc. ("RB&C"), a publicly-traded company and manufacturer of gift products, from December 1997 to November 1999, and as its Corporate Controller and Director of Financial Planning during her 14 year tenure with RB&C. Ms. Flotard is a certified public accountant and member of the American Institute of Certified Public Accountants and Institute of Management Accountants.

     Hans Meiler, age 55, is the Co-Founder and has been Co-Managing Director of Speech Design since 1983. Mr. Meiler is in charge of Speech Design's operations, including engineering, manufacturing and quality assurance. From 1978 through 1982, Mr. Meiler led an electronics development team at G&D. Mr. Meiler received an undergraduate degree in Electrical Engineering from Munich University in 1970.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 2002, the Board of Directors held five meetings. Each member of the Board of Directors attended each of the meetings of the Board of Directors held during 2002. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not currently have a standing nominating committee.

     EXECUTIVE COMMITTEE. The Executive Committee of the Board of Directors consists of Messrs. Stern, Schwarz and Guss (or Mr. Fleischer who serves as an alternate for Mr. Guss from time to time). The Executive Committee is authorized to act on all matters regarding the compensation of employees of the Company, the finances of the Company and such other matters as the Board of Directors may determine from time to time. The Executive Committee held nine meetings during 2002.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors consists of Messrs. Stern, Schwarz, Nedivi and Schwartz. The Compensation Committee administers the Company's Amended and Restated Stock Incentive Plan, handles executive compensation and provides general oversight on all employee personnel matters through periodic meetings with management of the Company. The Compensation Committee held three meetings during 2002.

     AUDIT COMMITTEE. The Audit Committee of the Board during 2002 consisted of Messrs. Nedivi, Schwarz and Schwartz. Mr. Nedivi was appointed Chair of the Audit Committee in April 2002. The Audit Committee provides general financial oversight on financial reporting and the adequacy of the Company's internal controls through periodic meetings with the Company's management and its external auditors. The Audit Committee held five meetings during 2002.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. In April 2003, the Audit Committee amended and restated its charter which is included with this proxy statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2002 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 7, 2003.

                                             The Audit Committee

                                             Zivi R. Nedivi, Chair
                                             Daniel A. Schwartz
                                             Jeffrey E. Schwarz

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation, for the last three fiscal years, of (i) the Company's Chief Executive Officer during the fiscal year ended December 31, 2002 and (ii) each of the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers of the Company or a subsidiary of the Company on December 31, 2002.

     SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                   ANNUAL COMPENSATION             COMPENSATION
                                                   -------------------             ------------

                                                                              RESTRICTED     SECURITIES
      NAME AND                                               OTHER ANNUAL       STOCK        UNDERLYING       ALL OTHER
 PRINCIPAL POSITION       YEAR    SALARY ($)     BONUS ($)  COMPENSATION ($)   AWARDS ($)     OPTIONS (#)   COMPENSATION ($)
-------------------       ----    ----------     ---------  ----------------  -----------    ------------   ----------------
Jonathan Guss             2002     241,753          ---            *          315,000(1)        220,750          9,120(2)
Chief Executive           2001     225,000          ---            *                 ---            ---          7,920(2)
Officer                   2000     201,923          ---            *                 ---        100,000          7,530(2)


Michael P. Fleischer      2002     225,938          ---            *          315,000(1)        220,750          7,766(3)
President                 2001     225,000          ---            *                 ---            ---          7,980(3)
                          2000     201,923          ---            *                 ---        100,000          7,917(3)



Maureen A. Flotard        2002     145,000       32,613            *           53,025(4)            ---         13,411(5)
V.P. Finance and          2001     137,500       15,000            *                 ---            ---         10,819(5)
Chief Financial           2000     126,923       10,000            *                 ---         50,000          8,438(5)
Officer


Kasimir Arciszewski(7)    2002     136,206          ---            *           60,600(6)            ---          9,950(8)
Co-Managing Director      2001      89,558          ---            *                 ---            ---          9,950(8)
of Speech Design          2000      63,170       25,588            *                 ---            ---          9,950(8)



Hans Meiler(7)            2002     136,206          ---            *           60,600(6)            ---          9,950(8)
Co-Managing Director      2001      89,558          ---            *                 ---            ---          9,950(8)
of Speech Design          2000      63,170       25,588            *                 ---                         9,950(8)

          * The named executive officer did not receive perquisites or other personal benefits, securities, or property having an aggregate value of greater than the lower of $50,000 or 10% of the total salary and bonus reported for such executive officer.

          (1) The value of restricted stock held by each of Mr. Guss and Mr. Fleischer as of December 31, 2002, based upon a last reported sale price of $4.48 on such date, was $470,400. The vesting schedule with respect to Mr. Guss' and Mr. Fleischer's restricted stock is set forth under the heading "Employment Contracts" below.

     (2) Represents term life insurance premiums paid by the Company on behalf of Mr. Guss in the amount of $180 during 2000 and $120 during each of 2001 and 2002, and an automobile allowance paid by the Company on behalf of Mr. Guss during 2000, 2001 and 2002.

     (3) Represents term life insurance premiums paid by the Company on behalf of Mr. Fleischer in the amount of $167 during 2000, $180 during each of 2001 and 2002, and an automobile allowance paid by the Company on behalf of Mr. Fleischer during 2000, 2001 and 2002.

     (4) The value of restricted stock held by Ms. Flotard as of December 31, 2002, based upon a last reported sale price of $4.48 on such date, was $78,400. Ms. Flotard's restricted stock vests in five equal installments of 3,500 shares on the anniversary of the date of grant (April 22, 2002).

     (5) Includes a 401(k) matching contribution made by the Company on behalf of Ms. Flotard in the amount of $1,780 during 2000, $4,125 during 2001 and $5,205 during 2002, term life insurance premiums paid by the Company on behalf of Ms. Flotard in the amount of $94 during each of 2000 and 2001 and $114 during 2002, and an automobile allowance of $6,600 paid by the Company on behalf of Ms. Flotard during 2000 and 2001 and which was $8,092 in 2002.

     (6) The value of restricted stock held by each of Mr. Arciszewski and Mr. Meiler as of December 31, 2002, based upon a last reported sale price of $4.48 on such date, was $89,600. Their restricted stock vests in five equal installments of 4,000 shares on the anniversary of the date of grant (April 22, 2002).

     (7) Payments to Messrs. Arciszewski and Meiler were made in Euros and, for purposes of this table, were converted into U.S. dollars based upon the respective average exchange rates for the month in which any such payment was made.

     (8) Represents an automobile allowance paid by the Company on behalf of the officer during 2000, 2001 and 2002.

OPTIONS GRANTED DURING LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2002 by the Company to each person listed in the Summary Compensation Table above:

                                                                                             POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED RATES
                                                                                                 OF STOCK PRICE
                                     NUMBER OF                                                    APPRECIATION
                                       SHARES    PERCENT OF TOTAL                              FOR OPTION TERM(1)
                                     UNDERLYING  OPTIONS GRANTED   EXERCISE                    ------------------
                                      OPTIONS     TO EMPLOYEES       PRICE     EXPIRATION
          NAME                       GRANTED(1)  IN FISCAL YEAR   ($/SHARE)       DATE         5%            10%
 ------------------------           -----------  --------------   ----------   ----------   --------     ----------
Jonathan Guss                         220,750         27.6%          3.00      4/10/2012    $948,661     $1,902,857
Michael P. Fleischer                  220,750         27.6%          3.00      4/10/2012    $948,661     $1,902,857

(1) Value is calculated based on the last reported sale price for the company's common stock on December 31, 2002 of $4.48.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     Shown below is information with respect to unexercised options held by the officers named in the Summary Compensation Table at December 31, 2002. Neither of such officers exercised any options during the year ended December 31, 2002.

                                  NUMBER OF
                                  SECURITIES           VALUE OF
                                  UNDERLYING         UNEXERCISED
                                  UNEXERCISED        IN-THE-MONEY
                                 OPTIONS/SARS       OPTIONS/SARS AT
                                  AT FY-END          FY-END ($)(1)
                               (#) EXERCISABLE/      EXERCISABLE/
        NAME                     UNEXERCISABLE       UNEXERCISABLE
        ----                   -----------------   ----------------
        Jonathan Guss           368,844/114,848    156,735/169,975
        Michael P. Fleischer    368,844/114,848    156,735/169,975

(1) Value is calculated on the basis of the positive difference between the option exercise price and the last reported sale price for the company's common stock on December 31, 2002 of $4.48. In the case of each of Mr. Guss and Mr. Fleischer, (i) with respect to options to purchase 262,942 shares, the exercise price for such options exceeded $4.48 per share, and (ii) with respect to options to purchase 220,750, the exercise price is $3.00.

     The Company does not offer its employees any long-term incentive plans, other than stock options and restricted stock awards, nor does it provide any defined benefit or actuarial plans.

EQUITY COMPENSATION PLAN INFORMATION

     The table below sets forth information with respect to shares of Common Stock that may be issued under the Company's equity compensation plans as of December 31, 2002.

                                                                                             NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE
                                                                                              FOR FUTURE ISSUANCE
                                            NUMBER OF SECURITIES                                 UNDER EQUITY
                                             TO BE ISSUED UPON         WEIGHTED-AVERAGE       COMPENSATION PLANS
                                                EXERCISE OF           EXERCISE PRICE OF           (EXCLUDING
                                            OUTSTANDING OPTIONS    OUTSTANDING OPTIONS AND   SECURITIES REFLECTED
PLAN CATEGORY                                   AND WARRANTS               WARRANTS             IN COLUMN (A))
-------------                                   ------------               ---------            --------------
                                                    (a)                      (b)                      (c)
Equity compensation plans
 approved by security holders (1)                 1,146,350                  $4.09                  264,533
Equity compensation plans not
 approved by security holders (2)                   575,885                  $5.00                        -
                                                  ---------                                         -------
Total                                             1,722,235                  $4.39                  264,533
                                                  =========                                         =======

     (1)  Includes the Stock Incentive Plan ("Plan"), as amended and restated.
     (2) Includes options to purchase an aggregate of 325,885 shares of common stock granted in November 1997 outside the Plan to the Company's CEO and its President and warrants to purchase an aggregate of 250,000 shares of common stock acquired by a limited liability company whose interests are owned by the CEO and the President. The options were granted at an exercise price of $5.00 per share, were fully vested in 2000, and will expire in November 2007, ten years from the date of grant. The warrants had an exercise price of $5.00 per share and were exercisable through January 1, 2003 at which time they expired unexercised.

COMPENSATION OF DIRECTORS

     During 2002, the Board adopted a director compensation policy, whereby the Board will determine compensation for directors based upon the total makeup of the Board, the skills and expertise then present on the Board and which may be sought to enhance the Board's capabilities, the time commitment expected to be required from Board members in future periods, market factors affecting the availability of Board candidates, and other factors that may be relevant from time to time in determining the fair compensation that should be provided to, and which may be necessary to attract, skilled members to the Board.

     Pursuant to this policy, the Board granted to each of Messrs. Stern and Nedivi an option to purchase an aggregate of 166,500 shares of common stock under the Company's Stock Incentive Plan in recognition of their Board services from 2000 through 2004. Each such option was granted for a term of seven years with an exercise price of $3.02 per share. Each option was immediately vested with respect to 77,098 shares and the remainder of such option vests in equal quarterly increments through December 2004. The unvested portion of each option will terminate if the director fails to be re-elected to the Board.

     Also, in April 2002, Mr. Schwarz received 30,000 shares of restricted stock in exchange for the cancellation of his 100,000 outstanding options; such options had been previously granted in 2000.

     No other director received any other form of compensation for service as a director in 2002.

EMPLOYMENT CONTRACTS

     CHIEF EXECUTIVE OFFICER AND PRESIDENT. In April, 2002, the Company entered into a new three-year employment agreement with each of Jonathan Guss, the Company's Chief Executive Officer, and Michael Fleischer, the Company's President setting forth the terms and provisions of their continued employment as Chief Executive Officer and President of the Company, respectively. Mr. Guss' agreement provides for a base salary of $240,750 effective December 1, 2001, with an annual increase of the then-current salary equal to the greater of (i) five percent or (ii) the annual increase in the Consumer Price Index for such year. Mr. Fleischer's agreement provides for a base salary of $225,000 effective December 1, 2001, with an annual increase determined in the same manner as under Mr. Guss' agreement. Mr. Fleischer's agreement, however, also provides for the reimbursement of his travel expenses incurred in connection with his commute between his office in Washington, D.C. and the Company's corporate headquarters in New Jersey and his lodging expenses in New Jersey (currently estimated to equal an aggregate of $15,000 per year). Aside from those differences, Mr. Guss' and Mr. Fleischer's employment agreements are identical. They each have a three-year term, ending November 30, 2004.

     Pursuant to the agreements, each of Messrs. Guss and Fleischer was granted a non-qualified option to purchase 220,750 shares of common stock under the Company's Stock Incentive Plan (the "Plan"). Such options were granted for a term of ten years with an exercise price of $3.00 per share, and were vested with respect to 56,682 shares immediately upon the date of grant. The remaining portion vests cumulatively in equal quarterly increments of 16,406.8 shares through September 2004. Any unvested portion of the options vests immediately upon a change of control of the Company (as defined in the employment agreements). Upon an involuntary termination of the executive other than termination for cause (as defined in the employment agreements), the unvested portion of the options also shall vest.

     Also in connection with the employment agreements, Messrs. Guss and Fleischer were each granted 105,000 shares of restricted stock under the Plan, which restricted shares would vest on April 10, 2007; provided, however, that such restricted shares would vest earlier as follows: (i) if at any time the value of the Company's common stock reaches $4 per share, then 65,625 restricted shares would immediately vest, and (ii) if such value reaches $5 per share, then the remaining 34,125 restricted shares would immediately vest. According to the terms of the employment agreements, a per-share target value would be achieved if the closing market price of the Company's common stock closes at or higher than the target value for five or more consecutive days of trading or there is a change of control or other sale or merger at a price above such target price. Such target values were subject to adjustment for splits, reverse splits, stock dividends and similar matters. Messrs. Guss and Fleischer each agreed to amend their restricted stock agreements in August and September 2002 such that vesting would not occur until the later of such time as the applicable per share values were met or January 29, 2003. Both sets of price targets were achieved in 2002. Mr. Guss's restricted stock vested on January 29, 2003. In January, 2003, Mr. Fleischer agreed to further amend his agreement such that the vesting date for his restricted stock would be May, 2003.

     If either of Messrs. Guss or Fleischer dies or his employment is terminated by reason of disability within six months after a change of control of the Company he is entitled to receive a severance payment equal to one half of his then-current base salary. If either (i) terminates his employment with the Company for good reason (as defined in the employment agreements) within 12 months after a change of control, or (ii) is terminated by the Company for any reason other than for cause within 12 months after a change of control, he is entitled to receive a severance payment equal to one year of such base salary.

     If either of Messrs. Guss or Fleischer dies or is terminated by reason of disability, he is entitled to receive a one-time payment equal to all compensation and benefits accrued as of the last day of the sixth month after the month in which death occurs, or all compensation and benefits accrued as of the last day of the third month after the month in which disability occurs, respectively. If either of Messrs. Guss or Fleischer is terminated by the Company, other than in the event of death or disability or for cause, he is entitled to receive a severance payment equal to one year of the then-current base salary, provided that he is not due a payment under the change of control provisions.

     Pursuant to the agreements, Messrs. Guss and Fleischer are also entitled to participate in any employee benefit programs which may be available to the other executives of the Company. In addition, the Company has agreed to establish a deferred compensation program for Messrs. Guss and Fleischer. No such plan has been established at this time. As part of the employment agreements, each of Messrs. Guss and Fleischer agreed to non-competition terms extending for two years following the termination of the respective employment agreement.

     MANAGING DIRECTORS OF SPEECH DESIGN. Each of Messrs. Arciszewski and Meiler entered into a management agreement with Speech Design with a three-year term, ending June 30, 2004. Pursuant to each management agreement, each of Messrs. Arciszewski and Meiler continued to serve as co-managing director of Speech Design with a base annual salary of EURO 130,000 through June 30, 2004. At least three months prior to the end of each calendar year, the base salary payable pursuant to the management agreements is subject to upward adjustment upon the mutual agreement of the parties. Each of Messrs. Arciszewski and Meiler has agreed not to compete with Speech Design for three years after termination of the respective management agreements. In consideration for the non-compete terms, for three years following the termination of the respective management agreements, each of Messrs. Arciszewski and Meiler is entitled to an additional payment equal to 50% of his average base salary in the last twelve months prior to the termination of his management agreement. Bonuses may be payable by Speech Design, ranging from EURO 32,000 to EURO 48,000, and depending on Speech Design meeting certain performance targets.

OTHER COMPENSATION MATTERS

     On April 19, 2002, the Board approved and the Company offered to certain directors and key employees the option of surrendering for cancellation all outstanding options to purchase shares of common stock held by them and which were issued under the Plan, in exchange for shares of restricted stock that would be issued under the Plan. Regardless of the current vesting schedule of the options exchanged, the restricted stock received vests in five equal annual installments beginning one year from grant. In April 2002, the Company issued the following shares of restricted stock: (i) 30,000 shares to Mr. Schwarz in exchange for the cancellation of options to purchase 100,000 shares, (ii) 20,000 shares to each of Messrs. Meiler and Arciszewski in exchange for the cancellation of options to purchase 100,000 shares, and (iii) 17,500 shares to Ms. Flotard in exchange for the cancellation of options to purchase 50,000 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, the Compensation Committee of the Board of Directors participated with the Board of Directors in administering the Company's Stock Incentive Plan and in providing general oversight in all employee personnel matters. The Compensation Committee of the Board of Directors consists of Messrs. Stern, Schwarz, Nedivi and Schwartz. None of the members of the Compensation Committee is an operating officer or employee of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors primarily is responsible for developing and implementing the Company's executive compensation and benefit programs and policies. In certain circumstances where action on executive compensation requires the approval of the full Board of Directors, the Compensation Committee is also responsible for making recommendations to the full Board regarding such actions.

     The core principle of the Company's executive compensation program is to align executive compensation with both the Company's strategic and operational plan and financial performance, including growth of the Company's EBITDA, and shareholder interests. In applying this principle, the Compensation Committee has focused on establishing criteria designed to:

     o    Reward executives for enhancing stockholder value.

     o Attract and retain the key executives critical to the long-term success of the Company and each of its business groups.

     o Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes.

     o Support a performance-oriented environment that rewards achievement measured by both the Company's goals and also as compared to others in the industry.

     In making compensation decisions, the Compensation Committee and the Board of Directors focus on the individual contributions of executive officers to the Company's strategic goals, and use their discretion to set executive compensation where, in their judgment, external, internal or an individual's circumstances warrant it.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation is comprised of base salary, bonus, and long-term incentive compensation in the form of stock options and restricted stock grants. In addition, executive officers receive personal benefits such as health benefits generally available to employees of the Company. Other personal benefits, such as car allowances, are provided to executives on a case by case basis.

     BASE SALARY, BONUS, OPTIONS AND RESTRICTED STOCK GRANTS. Base salary levels for the Company's executive officers are evaluated and set relative to comparably-sized companies in the electronics, telco and related industries. In determining salaries, the Board of Directors and the Compensation Committee also have taken into account individual experience and performance and specific issues particular to the Company.

     Historically, the Board of Directors and the Compensation Committee have set base salaries in at the median to low end of the range at which comparable companies compensate their executive officers. A significant portion of total compensation for executive officers of the Company has been in the form of discretionary bonuses, stock options and restricted stock grants as these types of compensation awards provide a better incentive to executive officers to achieve near term targets, and long-term value for the Company. During 2002, the Compensation Committee recognized that stock options held by certain officers had exercise prices well below the current market value of the Company's common stock. The Committee believed the outstanding awards did not provide the desired retentive effect and level of reward given what the Committee felt was the strong performance of the Company's officers in the face of a difficult economy. In response, the Compensation Committee determined to offer to certain officers of the Company, including its Chief Financial Officer and the Co-Managing Directors of its Speech Design division, the opportunity to exchange all of their outstanding options to purchase shares of the Company's common stock for shares of restricted stock, vesting over five years. The Committee believes that these grants will accomplish the Committee's goals.

     BENEFITS. The Company provides medical benefits to its executive officers that are generally available to the Company's employees. The Compensation Committee does not consider benefits and perquisites to be a significant portion of the Company's executive officer compensation.

     SECTION 162(m) OF THE INTERNAL REVENUE CODE. In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of public corporations to deduct remuneration in excess of certain thresholds paid to certain executive officers. The Compensation Committee monitors and reviews the compensation of the Company's highest paid executive officers to ensure that the Company's deduction for remuneration is not subject to the limitations imposed by Section 162(m) of the Code. For example, remuneration to executive officers in the form of stock options and restricted stock are intended to qualify as performance-based compensation within the meaning of
Section 162(m) of the Code and, thus, would not be subject to deduction limitations imposed thereunder.

CHIEF EXECUTIVE OFFICER AND PRESIDENT COMPENSATION

     The Company entered into the employment agreements in April 2002 and effective as of December 1, 2001 with Messrs. Guss and Fleischer providing for an increase in base salary, severance payments, and a grant of stock options and restricted stock with vesting subject to certain special circumstances, as described elsewhere in this proxy statement. The Committee provided for a high base salary level and no guaranteed bonus and also provided that a significant portion of the compensation would be in the form of equity grants to create a proper balance between providing sufficient immediate cash compensation to attract and retain top quality managers and providing long-term incentives to promote long-term growth for the Company's stockholders. By providing a substantial amount of their compensation in equity, the Committee believes that the Company's performance in 2002 has had a direct impact on the level of compensation of each officer. For example, the vesting of their restricted stock had both a performance based component (the achievement of two target stock price levels) and an outside time component (five years from the date of grant). In 2002, those stock performance levels were achieved releasing the restrictions on the stock. In each instance, following the achievement of the price target, the officers agreed to delay the vesting of the shares until 2003. See "Employment Contracts" above.

     The Compensation Committee believes that the total compensation package of Messrs. Guss and Fleischer is reasonable in light of the demands which were, and will continue to be, placed on them for management of the Company's domestic and foreign businesses, and its overall strategy. In addition, this compensation level reflects the Compensation Committee's continued confidence in Messrs. Guss and Fleischer and the Company's desire to attract and retain their talents, as the Chief Executive Officer and President of the Company, respectively. In a very trying economy, each of Mr. Guss and Mr. Fleischer continue to provide stability and strong support for the Company's strategic vision.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors.

     Members of the Compensation Committee:         Zivi R. Nedivi, Chair
                                                    Yoav Stern
                                                    Jeffrey E. Schwarz
                                                    Daniel A. Schwartz

                          PERFORMANCE COMPARISON GRAPH

     The following line graph compares the cumulative annual performance of the Company's common stock during the five year period ended December 31, 2002 with the S&P Smallcap 600 Index, Nasdaq and Peer Group companies. For purposes of this graph, it was assumed that $100 was invested at closing prices at December 31, 1997. Dividends are assumed to be reinvested on the ex-dividend date.

                           TOTAL SHAREHOLDER RETURNS



                              [PERFORMANCE GRAPH]



                                                                        INDEXED RETURNS
                                     BASE                                 YEARS ENDING
                                    PERIOD
COMPANY NAME / INDEX                DEC97          DEC98       DEC99       DEC00        DEC01       DEC02
----------------------------------------------------------------------------------------------------------
BOGEN COMMUNICATIONS INTL            100          105.45      112.73       61.82        47.13       65.16
S&P SMALLCAP 600 INDEX               100           98.69      110.94      124.03       132.13      112.80
NASDAQ U.S. INDEX                    100          140.99      261.48      157.42       124.89       86.33
PEER GROUP                           100          131.20      161.96       45.67        71.58       68.06

     Peer Group Companies were selected in good faith on the basis of similarity of their size, products or distribution channels to those of the Company. The Peer Group is comprised of the following: Captaris, Inc. (formerly known as AVT Corp.), Comdial Corp., Inter-Tel Inc., Mackie Designs Inc., and Vodavi Technology Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Securities and Exchange Commission and any national securities exchange on which the common stock is traded. Executive officers and directors and greater than ten percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company, or written representations from certain persons, during the fiscal year ended December 31, 2002, no directors, officers or beneficial owners of more than 10% of the Company's common stock failed to file on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL
OWNERS

     The following table sets forth certain information regarding beneficial ownership (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act) of the common stock as of April 4, 2003, for (a) directors and executive officers of the Company named in the Summary Compensation Table, (b) all directors and executive officers of the Company, as a group, and (c) certain persons known to the Company to be the beneficial owners of more than five percent of the common stock of the Company.

     Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares of common stock listed next to such person's name.

                                                  NUMBER OF SHARES
                                                   OF COMMON STOCK
NAME                                           BENEFICIALLY OWNED (#)     PERCENT OF COMMON STOCK
-----                                          ----------------------     -----------------------
Jonathan Guss                                        575,546(1)                    10.3%
Michael P. Fleischer                                 575,714(2)                    10.3%
Maureen A. Flotard                                    23,565(3)                       *
Kasimir Arciszewski                                  292,657(4)                     5.6%
Hans Meiler                                          120,000(5)                     2.3%
Zivi R. Nedivi                                       168,671(6)                     3.2%
Daniel A. Schwartz                                    14,100                          *
Jeffrey E. Schwarz                                 1,470,392(7)                    28.2%
Yoav Stern                                           200,336(8)                     3.8%
Glenn R. Dubin                                       790,673(9)                    15.2%
Metropolitan Capital Advisors, Inc.                  825,043                       15.8%
  660 Madison Avenue
  New York, New York 10021
Highbridge Capital Corporation                       725,473                       13.9%
  The Residence, Unit No. 2
  South Church Street
  Grand Cayman, Caymen Islands
  British West Indies
All Directors and Executive Officers as a          3,367,686(10)                   54.3%
group (9 persons)

*    Less than 1%.

(1) Includes 117,000 shares of common stock held directly by Mr. Guss and all 73,295 shares held by D&S Capital, LLC. Mr. Guss owns a 50% equity interest in D&S Capital, LLC. Also includes 385,251 shares of common stock subject to currently exercisable options.

(2) Includes 12,167 shares of common stock held directly by Mr. Fleischer and all 73,295 shares held by D&S Capital, LLC. Mr. Fleischer owns a 50% equity interest in D&S Capital, LLC. Also includes 385,252 shares of common stock subject to currently exercisable options. Also includes 105,000 shares of restricted stock.

(3) Includes 20,000 shares of restricted stock, 17,500 of which were in exchange for all her outstanding options, and 3,565 shares of common stock beneficially owned by Ms. Flotard through the Company's 401(k) plan.

(4)  Includes 20,000 shares of restricted stock.

(5)  Includes 20,000 shares of restricted stock.

(6) Includes 59,063 shares of common stock held by Mr. Nedivi directly. Also includes 109,608 shares of common stock subject to currently exercisable options.

(7) Includes 1,470,392 shares of common stock which Mr. Schwarz may be deemed to beneficially own as a result of being a director, executive officer and controlling stockholder of (i) Metropolitan Capital Advisors, Inc., the general partner of Metropolitan Capital Advisors, L.P. the general partner of Bedford Falls Investors, L.P. ("Bedford Falls"), the holder of 825,043 shares of common stock, (ii) Metropolitan Capital III, Inc., the general partner of Metropolitan Capital Advisors III, L.P., which serves as the investment advisor for Metropolitan Capital Advisors International Ltd. ("Metropolitan International"), which holds 265,315 shares of common stock, and (iii) KJ Advisors, Inc. ("KJ Advisors"), the general partner of Metropolitan Capital Partners II, L.P., the holder of 85,600 shares of common stock in the Managed Account. Also includes 112,744 shares held by BGN Investors, LLC ("BGN"). Mr. Schwarz serves as the managing member of BGN. Mr. Schwarz disclaims beneficial ownership of the shares beneficially owned by Bedford Falls, Metropolitan International, KJ Advisors and BGN, other than through his positions with such entities. Also includes 5,000 shares of common stock held by a trust established for certain of Mr. Schwarz's family members and 10,000 shares of common stock held by a charitable foundation established by Mr. Schwarz. Mr. Schwarz disclaims beneficial ownership of the shares held by the trust and the charitable foundation. Also includes 136,690 shares of common stock held directly by Mr. Schwarz, and 30,000 shares of Restricted Stock.

(8) Includes 90,728 shares of common stock held by a separate family trust established by Mr. Stern. Also includes 109,608 shares of common stock subject to currently exercisable options.

(9) Includes 725,473 shares of common stock which Mr. Dubin may be deemed to beneficially own as a result of being an officer, director and shareholder of Highbridge Capital Corporation. Highbridge Capital Management, LLC serves as the trading manager for Highbridge Capital Corporation and, as a result, may be deemed to beneficially own the shares of common stock held by Highbridge Capital Corporation. Also includes 65,200 shares of common stock held by C.J. Partners L.P. to which Mr. Dubin serves as general partner.

(10) For purposes of calculating the shares of common stock held by all directors and executive officers of the Company as a group, shares of common stock held by, or issuable within 60 days to, D&S Capital, LLC were only counted once, even though beneficial ownership of such shares may have been reported by more than one member of the group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There are no existing or proposed direct or indirect material transactions between the Company and any of its officers, directors, promoters, or any associates of the foregoing, outside the ordinary course of business.

                                   PROPOSAL 2

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of KPMG LLP ("KPMG"), independent public accountants, as the auditors of the Company for the 2003 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting.

     If the foregoing appointment of KPMG is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement should the representative so desire and to respond to appropriate questions.

FEES PAID TO KPMG

     AUDIT FEES. KPMG billed the Company $199,000 in aggregate fees and expenses for professional services rendered for the audit of the Company's annual financial statements for the year 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for that year.

     ALL OTHER FEES. KPMG billed the Company $111,000 in aggregate fees for services rendered by KPMG, other than the services described above, for the year 2002. Fees of $11,000 were related to the audit of the financial statements of the Company's 401(k) plan and review of filings with the Securities and Exchange Commission. Other non-audit services consisted of tax compliance and tax consultation.

     The Audit Committee has considered and believes that the non-audit services provided by KPMG are compatible with maintaining KPMG's independence.

VOTING REQUIRED FOR RATIFICATION

     Ratification of the selection of KPMG as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common stock present in person or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF KPMG.

                                     GENERAL

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

     The Company's Annual Report, which includes the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 2002, is being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Common stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy, and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

     If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 50 Spring Street, Ramsey, New Jersey 07446, Attention: Maureen A. Flotard, not later than December 13, 2003. If a stockholder wishes to present a matter at the next Annual Meeting of Stockholders but does not wish to have such proposal included in the proxy statement or form of proxy, notice must be received at the Company's executive offices not later than February 26, 2004. After that date, the proposal will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter.

                                   By Order of the Board of Directors

                                   MAUREEN A. FLOTARD
                                   Secretary

                                                                      APPENDIX A

                    Bogen Communications International, Inc.
                       Amended and Restated Charter of the
                    Audit Committee of the Board of Directors


I.  AUDIT COMMITTEE PURPOSE

     The Audit Committee has been established by and amongst the Board of Directors of Bogen Communications International, Inc. (the "Company") for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

     Except as the Board of Directors may otherwise determine, the Audit Committee shall make its own rules for the conduct of its business, but unless otherwise permitted by the Board, its business shall be conducted as nearly as may be in the same manner as the By-laws of the Company provide for the conduct of business by the Board of Directors.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     COMPOSITION

     The Audit Committee shall be comprised of at least three Directors who meet the independence, education and experience requirements of the Securities Exchange Act of 1934 and the Nasdaq National Market, Inc. ("Nasdaq") as in effect from time to time.

     The forgoing requirements shall be implemented as soon as practicable after the adoption of this charter, and may be suspended or waived to the extent permissible under rules of the Nasdaq, or other primary exchange, provided that any such suspension or waiver shall be only be made upon a finding by the Board of Directors that such waiver is in the best interests of the Company and its shareholders, and the Board discloses the reasons for the determination in the Company's next annual proxy statement.

     Audit Committee members shall be appointed by the Board, who will designate a Chairman.

     MEETINGS

     The Audit Committee shall meet as a separate committee at least four times per year and as often as it deems necessary to carry out its duties. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall make regular reports to the Board of Directors.

     The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     REVIEW PROCEDURES

     1. Review management's assessment of the effectiveness of the internal control structure and procedures of the Company for financial reporting and the auditor's attestation and report on the assessment made by management.

     2. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     INDEPENDENT AUDITORS

     3. Hold direct responsibility for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Company (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such firm shall report directly to the Audit Committee.

     4. Monitor the independence of the Company's accountants, including any relationship or services that may impact the objectivity and independence of the Company's accountants and obtain a written statement from the Company's accountants delineating all relationships between the accountants consistent with the requirements of Nasdaq. The Audit Committee (or one or more designated members thereof) shall pre-approve all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the accountant) provided to the Company by the accountant. These accountants shall be ultimately accountable to the Board of Directors of the Company and the Audit Committee as representatives of the stockholders.

     5. Hold direct authority to engage, and to determine appropriate compensation for, independent counsel and other advisers, as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee as provided in this charter.

     REGULATORY COMPLIANCE

     6. Review the Company's financial statements to be filed with the Securities and Exchange Commission and the results of any independent audit thereof, including the adequacy of internal controls and financial accounting policies.

     7. Review and discuss the Company's annual audited financial statements with management and recommend to the Board of Directors whether these financial statements should be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

     8. Review reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, including the disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, to the extent required by the rules and regulations of the Securities and Exchange Commission and Nasdaq.

     9. Review and approve all related-party transactions to the extent required by Nasdaq.

     OTHER AUDIT COMMITTEE RESPONSIBILITIES

     10. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     11. Oversee or conduct special investigations or other functions at the request of the Board of Directors.

     12. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.


                                   PROXY CARD
                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
     The undersigned hereby appoints Maureen A. Flotard and Richard S. Schmedel and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Bogen Communications International, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 2003, and at any adjournment thereof, upon all subjects that may properly come before the meeting. IF SPECIFIC DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE
PROPOSALS OR ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THIS
PROXY CARD IS SIGNED AND RETURNED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE
BOARD'S RECOMMENDATION (I.E., FOR THE PROPOSALS) AND ON ANY OTHER MATTER(S) THAT
MAY PROPERLY COME BEFORE THE MEETING.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 8, 2003.
                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.   Election of Directors      / / FOR all of the nominees          / / WITHHOLD for all nominees

                              Kasimir Arciszewski, David L. DelBrocco, Jeffrey E. Schwarz
   INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominee's name in the space provided:

   ----------------------------------------------------------------------------------------------------------------



                                 (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

                         (CONTINUED FROM THE OTHER SIDE)

2. Ratification of appointment of KPMG LLP as auditors for the fiscal year ending December 31, 2003:

                / /  FOR          / /  AGAINST       / /  ABSTAIN

     Check this box if you have either a change
     of address or comments, and please note the
     same on this proxy card.                        / /

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Annual Meeting, to the extent permitted by applicable law, and (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling to serve.


                                         Dated:                           , 2003
                                               ---------------------------

                                         By
                                            ------------------------------------
                                         PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME(S) APPEAR ON THIS PROXY CARD. IF
                                         SHARES ARE HELD JOINTLY, EACH
                                         STOCKHOLDER SHOULD SIGN. IF SIGNING AS
                                         AN EXECUTOR, TRUSTEE, ADMINISTRATOR,
                                         CUSTODIAN, GUARDIAN, CORPORATE OFFICER,
                                         OR PURSUANT TO A POWER OF ATTORNEY,
                                         PLEASE INDICATE ABOVE.